COMDIAL CORPORATION AND SUBSIDIARIES

                                   EXHIBIT 11

              SCHEDULE OF COMPUTATION OF EARNINGS PER COMMON SHARE
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                                                                                 Years Ended December 31,
                                                                     1995               1994              1993
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
    PRIMARY                                                                                  *                 *

Income applicable to common shares:

   Income before extraordinary items                                  $9,519,000         $3,037,000        $2,416,000
   Extraordinary item                                                         -            (389,000)               -
                                                                      ----------         ----------        ----------
   Net income                                                         $9,519,000         $2,648,000        $2,416,000
                                                                      ==========         ==========        ==========

Weighted average number of common shares
  outstanding during the year                                          7,465,938          6,967,705         6,054,809
Add - common equivalent shares (determined
  using the "treasury stock" method)  representing shares issuable upon exercise of:
  stock options and warrants                                             231,000            267,756           884,136
Weighted average number of shares used
  in calculation of primary earnings per
  common share                                                         7,696,938          7,235,461         6,939,945
                                                                       =========          =========         =========

Earnings per common share:
   Income before extraordinary item                                        $1.24              $0.42             $0.35
   Extraordinary item                                                          -              (0.05)                -
                                                                           -----              -----            ------
   Net income                                                              $1.24              $0.37             $0.35
                                                                          ======             ======            ======

     FULLY DILUTED

Net income applicable to common shares                                $9,519,000         $2,648,000        $2,416,000
Adjustments for convertible securities:
   Dividends paid on convertible preferred
   stock                                                                 350,000            577,000                 -
                                                                         -------            -------          --------
Net income applicable to common shares,
   assuming conversion of above securities                            $9,869,000         $3,225,000        $2,416,000
                                                                      ==========         ==========        ==========
Weighted average number of shares used
  in calculation of primary earnings per
  common share                                                         7,696,938          7,235,461         6,938,945
Add (deduct) incremental shares representing:
  Shares issuable upon exercise of stock
    options and warrants included in
    primary calculation                                                 (231,000)          (267,756)         (884,136)
  Shares issuable upon exercise of stock
    options and warrants issuable based
    on year-end market price or weighted
    average price                                                        759,788          1,156,312         1,107,207
                                                                         -------          ---------         ---------
Weighted average number of shares used
  in calculation of fully diluted earnings
  per common share                                                     8,225,726          8,124,017         7,162,016
                                                                       =========          =========         =========

Fully diluted earnings per common share                                    $1.20              $0.40             $0.34
                                                                       =========          =========         =========

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* The years  1994 and 1993 have  been  adjusted  to  reflect  the  one-for-three reverse stock split that occurred in August 1995.
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